[LETTERHEAD OF CROUCH, BIERWOLF & CHISHOLM]


                         ACCOUNTANT'S CONSENT
                         --------------------


We hereby consent to the use of our audit report of Renu U International dated July 16, 1999 for the year ended December 31, 1997 in the Form S-8 Registration Statement for consulting with Renu U International, Inc. We also consent to the use of our name as experts in such Registration Statement.

/s/ Crouch, Bierwolf & Chisholm

September 1, 1999
Salt Lake City, Utah